SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 23, 2009

H. J. HEINZ COMPANY
(Exact name of registrant as specified in its charter)

Pennsylvania	1-3385	25-0542520
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No)
1 PPG Place, Suite 3100, Pittsburgh, Pennsylvania	15222
(Address of principal executive offices)	(Zip Code)

412-456-5700
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01     OTHER EVENTS.

On December 23, 2009, H. J. Heinz Company (“the Company”) completed the sale of its Appetizers And, Inc. (“AAI”) frozen hors d’oeuvres business which is part of the U.S. Foodservice segment.  The AAI business had annual sales of approximately $38 million in Fiscal Year 2009.  The transaction included one factory in Chicago, Illinois.  As a result of this transaction, the Company will recognize a pretax loss of approximately $15 million ($11 million after-tax), which will be recorded in discontinued operations in the third quarter of Fiscal Year 2010.  The sale is not expected to significantly affect the Company’s profit on a continuing operations basis going forward.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

H.J. HEINZ COMPANY

By:	/s/ Arthur B. Winkleblack
Arthur B. Winkleblack
Executive Vice President and Chief Financial Officer

Dated: December 23, 2009